As filed with the Securities and Exchange Commission on February 7, 2025
Registration No. 333-133635

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-8

Registration No. 333-133635

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST HORIZON CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization) 165 Madison Avenue Memphis Tennessee (Address of principal executive offices)	62-0803242 (I.R.S. Employer Identification No.) 38103 (zip code)

FIRST HORIZON NATIONAL CORPORATION
EQUITY COMPENSATION PLAN
(Full title of the plan)

Shannon M. Hernandez
Senior Vice President, Assistant General Counsel, and Corporate Secretary
First Horizon Corporation
165 Madison Avenue
Memphis, TN 38103
(901) 523-5682
(Name, address, and telephone number, including area code, of agent for service)
With a copy to: John A. Niemoeller Senior Vice President, Counsel, and Assistant Corporate Secretary First Horizon Corporation 165 Madison Avenue Memphis, TN 38103 (901) 523-4170
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “ac-celerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑ Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

Deregistration of Securities

The Registration Statement listed on the cover of this post-effective amendment (Registration No. 333-133635) is amended hereby to deregister all remaining securities that previously were registered thereby related to the First Horizon National Corporation Equity Compensation Plan (fka First Tennessee National Corporation 2003 Equity Compensation Plan)(the “Plan”). The Registration Statement is exhausted: all shares of common stock of the Registrant that were registered under the Registration Statement have been sold.

No further grants of awards under the Plan are permitted, but the Plan continues to have awards outstanding under it. Although Registration No. 333-133635 is exhausted, registration of securities continues under certain more recent registration statements on Form S-8 related to the Plan, specifically Registration Nos. 333-181162 and 333-211120. This post-effective amendment does not amend or affect those continuing registration statements.

Note that First Tennessee National Corporation and First Horizon National Corporation are former corporate names of the Registrant, First Horizon Corporation.

Item 8. Exhibits

Exhibit No.    Description

24.1    Power of Attorney, executed by certain directors and officers of the Registrant in connection with the Registration Statement, incorporated by reference to Exhibit 24.1 to the Registrant’s Current Report on Form 8-K dated April 23, 2024

2	S-8 Reg. No. 333-133635 [De-reg]

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on February 7, 2025.

FIRST HORIZON CORPORATION

By: /s/ Shannon M. Hernandez
Shannon M. Hernandez
Senior Vice President, Assistant General Counsel,
and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature*	Title	Date*	Signature*	Title	Date*
D. Bryan Jordan D. Bryan Jordan	President, Chief Executive Officer, Chairman of the Board, and a Director (principal executive officer)	*	Hope Dmuchowski Hope Dmuchowski	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	*
Jeff L. Fleming Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	*	Harry V. Barton, Jr. Harry V. Barton, Jr.	Director	*
______________ Jeffrey J. Brown	Director		Velia Carboni Velia Carboni	Director	*
John C. Compton John C. Compton	Director	*	Wendy P. Davidson Wendy P. Davidson	Director	*
John W. Dietrich John W. Dietrich	Director	*	J. Michael Kemp, Sr. J. Michael Kemp, Sr.	Director	*
Rick E. Maples Rick E. Maples	Director	*	Vicki R. Palmer Vicki R. Palmer	Director	*
Colin V. Reed Colin V. Reed	Director	*	Cecelia D. Stewart Cecelia D. Stewart	Director	*
Rosa Sugrañes Rosa Sugrañes	Director	*	R. Eugene Taylor R. Eugene Taylor	Director	*

*By: /s/ Shannon M. Hernandez February 7, 2025
Shannon M. Hernandez
        As Attorney-in-Fact

3	S-8 Reg. No. 333-133635 [De-reg]